Exhibit 10.01
DENDREON CORPORATION
as Issuer
2.875% CONVERTIBLE SENIOR NOTES DUE 2016

FIRST SUPPLEMENTAL INDENTURE
Dated as of January 20, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

i

ii

iii

     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 20, 2011, between Dendreon Corporation, a Delaware corporation (“Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), to the Indenture, dated as of March 16, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (the “Base Indenture,” and as amended and supplemented by this Supplemental Indenture, and as it may be further amended, modified or supplemented from time to time in accordance with the terms thereof, the “Indenture”).
RECITALS OF THE COMPANY
     WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of debt securities to be issued in one or more series as provided in the Base Indenture;
     WHEREAS, Section 3.01 of the Base Indenture provides for the Company to establish Securities of any series pursuant to a supplemental indenture;
     WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its debt securities to be known as its “2.875% Convertible Senior Notes due 2016” (the “Securities”), the form and substance of the Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.
     NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION
     Section 1.01 Definitions
     As used herein, the following terms have the specified meanings:

     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.
     “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.
     “Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.
     “Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
     “Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
     “Change of Control” means the occurrence of any of the following after the Issue Date:
(1) the acquisition by any Person of Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors on the Board of Directors, other than any acquisition by the Company, any of the Company’s Subsidiaries or any of the employee benefit plans of the Company or the Company’s Subsidiaries; or
(2) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person other than to one or more of the Company’s wholly-owned Subsidiaries, provided, that this clause (2) shall not apply to (A) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (ii)

pursuant to which holders of the Capital Stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, in substantially the same proportions vis-à-vis each other as before the transaction, 50% or more of the total voting power of all shares of the Capital Stock of the continuing or surviving Person entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or
(3) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors, together with any new directors whose election to the Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office.
For the purposes of this definition of Change of Control, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.
For the purposes of this definition of Change of Control, “Beneficial Ownership” has the meaning such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.
For the purposes of this definition of Change of Control, “Board of Directors” means the full Board of Directors of the Company and not any duly authorized committee of such Board.
Notwithstanding anything to the contrary set forth herein, it will not constitute a “Change of Control” if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions that would otherwise constitute a Change of Control consists of common stock or American Depositary Shares representing shares of common stock, in each case, which are traded on a U.S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with such Change of Control, and as a result of such transaction or transactions the Securities become convertible into cash, such shares of common stock or American Depositary Shares, or a combination thereof, in each case, pursuant to the provisions set forth in Section 10.07 hereof and subject to the provisions set forth in Section 10.03 hereof; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization (calculated in U.S. Dollars) of its equity securities of at least three times the market capitalization of the Company before giving effect to the consolidation or merger.

     “Close of Business” means 5:00 p.m., New York City time.
     “Common Stock” means the common stock of the Company, par value $0.001 per share, or any other shares of Capital Stock of the Company into which such shares of common stock are reclassified or changed after the date hereof, or in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Company” means the Person named as the “Company” in the first paragraph of this Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
     “Conversion Price” means, for any date, (i) $1,000, divided by (ii) the Conversion Rate in effect on such date.
     “Daily Conversion Value” means, for any Trading Day during an Observation Period, 4.00% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Daily VWAP for such Trading Day.
     “Daily Measurement Value” means, for any Observation Period used to calculate the Conversion Obligation for a Security to which Combination Settlement applies, (i) the Specified Dollar Amount for such Combination Settlement divided by (ii) 25.
     “Daily Settlement Amount” means, for any Trading Day during an Observation Period, (i) an amount of cash equal to the lesser of (x) the Daily Measurement Value for such Observation Period and (y) the Daily Conversion Value for such Trading Day and, (ii) if the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Observation Period, a number of shares of the Common Stock equal to (x) the difference between the Daily Conversion Value for such Trading Day and the Daily Measurement Value for such Observation Period, divided by (y) the Daily VWAP for such Trading Day.
     “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page DNDN.UQ<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
     “Definitive Securities” means Securities that are in registered definitive form.

     “Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
     “Final Conversion Period Start Date” means the 30th Scheduled Trading Day immediately preceding the Maturity Date.
     “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the Issue Date of the Securities.
     “Global Security” means a permanent global security that is in substantially the form of the Security attached hereto as Exhibit A and that includes the information and schedule called for within such form of the Security and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.
     “Holder” or “Holders” means a Person or Persons in whose name a Security is registered in the Security Register, which Person or Persons, notwithstanding anything to the contrary in Section 7.03 of the Base Indenture, the Company may treat as the absolute owner of such Security for all purposes under this Indenture.
     “Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.
     “Interest Payment Date” means, with respect to the Securities, each January 15 and July 15 of each year, commencing on July 15, 2011.
     “Issue Date” means the date Securities are originally issued as set forth on the face of such Security under this Indenture.
     “Issuer Free Writing Prospectus” means the Issuer Free Writing Prospectus filed by the Company and dated January 14, 2011, relating to Preliminary Prospectus Supplement.
     “Last Reported Sale Price” means, for the Common Stock, on any Trading Day, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     “Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, for more than one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity Date” means January 15, 2016.
     “Observation Period” means, with respect to any Security surrendered for conversion, (i) if the Conversion Date applicable to Security occurs prior to the Final Conversion Period Start Date, the 25 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following such Conversion Date, and (ii) if the Conversion Date applicable to such Security occurs on or after the Final Conversion Period Start Date, the 25 consecutive Trading Day period beginning on, and including, the 27th Scheduled Trading Day (or, the immediately following Trading Day, if such Scheduled Trading Day is not a Trading Day) immediately preceding the Maturity Date.
     “Officer” or “officer” shall mean, the Chairman of the Board of Directors or the Company’s President or any Executive Vice President of the Company; provided, that for the purposes of determining who may sign an Officers’ Certificate, “Officer” or “officer” shall mean the Chairman of the Board of Directors, the President of the Company, Chief Executive Officer of the Company, any Executive Vice President of the Company, the Chief Financial Officer of the Company, the Treasurer of the Company, any Assistant Treasurer of the Company, the Controller of the Company, any Assistant Controller of the Company, the Secretary of the Company or any Assistant Secretary of the Company.
     “Open of Business” means 9:00 a.m., New York City time.
     “Outstanding” means, with respect to the Securities, any Securities authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 3.09 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Section 10 hereof, on and after their Conversion Date, and (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable. In addition, with respect to the Securities, the provisions of Section 7.04 of the Base Indenture shall be deemed replaced in their entirety by the following "[Reserved.]”.
     In addition, if the Company, any other obligor of the Securities or an Affiliate of the Company or an Affiliate of such other obligor holds a Security, such Security will be disregarded and deemed not to be Outstanding for purposes of determining whether the Holders of the requisite aggregate principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder. Only

Securities Outstanding at the time of any such determination will be considered in such determination (including, determinations pursuant to Articles 6 and 9 hereof).
     “Preliminary Prospectus Supplement” means the Prospectus Supplement dated January 13, 2011 to the Prospectus of the Company dated January 13, 2011.
     “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Regular Record Date” means, for any interest payable on an Interest Payment Date, the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”
     “Security” and “Securities” have the meaning specified in the Recitals and include any additional Securities issued pursuant to Section 2.01 hereof.
     “Significant Subsidiary” means, with respect to a Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.
     “Stock Price” means, for any Fundamental Change, (i) if the holders of the Common Stock receive only cash in consideration for their shares of Common Stock in such Fundamental Change and such Fundamental Change is described in clause (ii) of the definition of Change of Control (a “Cash Merger”), the amount of cash paid per share of Common Stock in such Fundamental Change, and (ii) otherwise, the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date for such Fundamental Change.
     “Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.
     “Supplemental Indenture” means this instrument as amended, modified or supplemented from time to time in accordance with the terms hereof.
     “Termination of Trading” means an event that will be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, or traded in over-the-counter securities markets, and no American Depository Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

     “Trading Day” means any day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the primary other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price of the Common Stock (or such other security, as the case may be) is available on such securities exchange or market. If the Common Stock is not so listed or traded, “Trading Day” means “Business Day.”
     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence will likewise apply to any such subsequent successor or successors.
     “Underwriter” means J.P. Morgan Securities LLC.
     “Underwriting Agreement” means the Underwriting Agreement, dated January 14, 2011 between the Company and the Underwriter, as representative of the several Note Underwriters listed in Schedule II thereof.
     “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes will have or might have voting power by reason of the happening of any contingency).
     Section 1.02 Other Definitions

Term:	Defined in:
“Additional Interest”	6.05(a)
“Additional Shares”	10.06(a)
“Averaging Period”	10.05(e)
“Cash Merger”	1.01
“Cash Settlement”	10.03(a)
“Clause A Distribution”	10.05(c)
“Clause B Distribution”	10.05(c)
“Clause C Distribution”	10.05(c)
“Combination Settlement”	10.03(a)
“Conversion Agent”	4.03(a)
“Conversion Date”	10.02(a)
“Conversion Notice”	10.02(a)
“Conversion Obligation”	10.03(a)
“Conversion Rate”	10.01
“Default Interest”	2.05(c)
“Defaulted Amount”	2.05(c)
“effective date”	10.05(l)

Term:	Defined in:
“Event of Default”	6.02(a)
“Expiration Date”	10.05(e)
“Fundamental Change Notice”	3.02(a)
“Fundamental Change Notice Date”	3.02(a)
“Fundamental Change Repurchase Date”	3.01(c)
“Fundamental Change Repurchase Notice”	3.03(a)
“Fundamental Change Repurchase Price”	3.01(b)
“Fundamental Change Effective Date”	10.06(a)
“Global Securities Legend”	2.03(b)
“Merger Event”	10.07(a)
“Physical Settlement”	10.03(a)
“Reference Property”	10.07(a)
“Reporting Default”	6.05(a)
“Settlement Method”	10.03(a)
“Special Record Date”	2.05(c)
“Specified Dollar Amount”	10.03(b)
“Spin-Off”	10.05(c)
“Trading Day”	10.03(d)
“Unit of Reference Property”	10.07(a)
“Valuation Period”	10.05(c)
     Section 1.03 Conflicts
     (a) If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.
     (b) If any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
     Section 1.04 Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Supplemental Indenture unless otherwise specified.
     Section 1.05 Rules of Construction
     Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. For all purposes of this Supplemental Indenture, except as otherwise provided or unless the context otherwise requires:
     (a) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture;
     (d) “or” is not exclusive;
     (e) “including” means including, without limitation;
     (f) words in the singular include the plural, and words in the plural include the singular;
     (g) all references to $, dollars, cash payments or money refer to United States currency; and
     (h) unless the context requires otherwise, all references to payments of interest on the Securities will include any Additional Interest payable in accordance with the terms of Section 6.05 hereof.
ARTICLE 2
THE SECURITIES
     Section 2.01 Designation; Terms of Securities There is hereby authorized and established a new series of Securities under Section 3.01 of the Base Indenture, which series of Securities is designated as the “2.875% Convertible Senior Notes due 2016.”
     (a) Initial Issuance Subject to Section 2.01(b) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under this Indenture is limited to $540,000,000 (as may be increased by the aggregate principal amount of additional Securities purchased by the Underwriter pursuant to its option to purchase additional Securities set forth in Section 2 of the Underwriting Agreement, which aggregate Principal Amount shall not exceed $80,000,000). In addition, the Company may execute, in accordance with Section 3.03 of the Base Indenture, and the Trustee may authenticate, in accordance with Section 3.02 of the Base Indenture, and deliver, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, repurchase or conversion of Securities pursuant to Sections 3.07, 3.09 and 3.11 of the Base Indenture and Sections 2.04, 3.06 and 10.02 hereof.
     (b) Further Issues. Notwithstanding anything to the contrary provided in Section 2.01(a) hereof, the Company may, without the consent of the Holders, issue additional Securities under this Indenture with the same terms and the same CUSIP number as the Securities initially issued under this Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue as the Securities offered initially issued hereunder for United States federal income tax purposes.
     (c) Purchases. The Company and its Subsidiaries may also from time to time repurchase Securities in open market purchases or negotiated transactions without giving prior notice to Holders. Any Securities purchased by the Company or any of its Subsidiaries will be retired and no longer Outstanding under this Indenture.
     Section 2.02 Denominations Notwithstanding anything to the contrary in Section 3.05 of the Base Indenture and pursuant to Section 3.01(x) of the Base Indenture, the Securities will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     Section 2.03 Form of Securities
     (a) General Pursuant to Section 2.01 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A, hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
     Each Security will bear a Trustee’s certificate of authentication substantially in the form set forth in Section 2.02 of the Base Indenture and a form notice of conversion, form fundamental change repurchase notice and form of transfer and assignment substantially in the forms set forth in Attachments 1, 2 and 3 to Exhibit A hereto.
     Each Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Section 3.06 of the Base Indenture (the “Global Securities Legend”) and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto. Notwithstanding Sections 2.01 and 2.02 of the Base Indenture, the Trustee’s certificate of authentication shall be in the form included in Exhibit A hereto.
     The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and control.
     (b) Initial and Subsequent Form of Securities The Securities initially will be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary.
     So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.04(b)(i) through (iii) hereof, all Securities will be represented by one or more Global Securities.
     (c) Global Securities Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or repurchases by the Company.
     Only the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with this Indenture and the Applicable Procedures, the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.
     Section 2.04 Transfer and Exchange
     (a) In General Notwithstanding anything to the contrary in the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for repurchase in accordance with Article 3 hereof or for conversion in accordance with Article 10 hereof, and a written form of transfer substantially in the form of the Form of Transfer and Assignment set forth in Attachment 3 to Exhibit A hereto will be deemed to be a satisfactory instrument of transfer to the Company and the Security Registrar.
     At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is repurchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.
     (b) Global Securities Notwithstanding anything to the contrary in Section 3.08 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     Notwithstanding anything to the contrary in Section 3.08 of the Base Indenture:

          (i) each Global Security will be exchanged for Definitive Securities if the Depositary delivers notice to the Company that:
     (A) the Depositary is unwilling or unable to continue to act as Depositary; or
     (B) the Depositary is no longer registered as a clearing agency under the Exchange Act;
and, in either case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.
     (ii) if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Definitive Securities by delivering a written request to the Security Registrar.
     (iii) if the Company determines that a Holder is, or will become, an Affiliate of the Company or was, or will become, a Person that was an Affiliate of the Company within the three immediately preceding months, the Company may, at its option, issue to such Holder Definitive Securities in exchange for such Holder’s beneficial interests in any Global Securities.
     In the case of an exchange for Definitive Securities under clause (i) above:
          (A) each Global Security will be deemed surrendered to the Trustee for cancellation;
          (B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and
          (C) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a written request from an Officer of the Company, the Trustee, in accordance with Section 3.02 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Definitive Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Definitive Securities are required to bear under this Indenture.
     In the case of an exchange for Definitive Securities under clause (ii) above:
          (A) the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security;

          (B) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a written request from an Officer of the Company, the Trustee, in accordance with Section 3.02 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Definitive Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Definitive Securities are required to bear under this Indenture; and
          (C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.
     In the case of an exchange for Definitive Securities under clause (iii) above:
          (A) the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security;
          (B) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a written request from an Officer of the Company, the Trustee, in accordance with Section 3.02 of the Base Indenture, will promptly authenticate and deliver to such owner Definitive Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of the beneficial interest so exchanged and bearing any legends that such Definitive Securities are required to bear under this Indenture and any applicable law; and
          (C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.
     (c) Definitive Securities Except as otherwise provided in Section 2.04(a) hereof, Definitive Securities may be transferred or exchanged in accordance with Section 3.07 of the Base Indenture.
     Section 2.05 Payments on the Securities
     (a) In General Each Security will accrue interest at a rate equal to 2.875% per annum from the most recent date to which interest has been paid or duly provided for, or, notwithstanding Section 3.05 of the Base Indenture, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 10 hereof, any Conversion Date for such Security and, subject to the provisions of Article 3 hereof, any Fundamental Change Repurchase Date for such Security. Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning July 15, 2011, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 3.12 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Pursuant to Section 6.05 hereof, in certain circumstances, the Company may be obligated to pay Holders Additional Interest.
     The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.
     If the Maturity Date or any Interest Payment Date or Fundamental Change Repurchase Date falls on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue on account of such delay.
     (b) Method of Payment The Company will pay the principal of, the Fundamental Change Repurchase Price for, and any cash portion of the Conversion Obligation with respect to, any Definitive Security to the Holder of such Security in cash at the designated office of the Paying Agent in the borough of Manhattan in The City of New York, New York, on the relevant payment or settlement date, as the case may be. The Company will pay any interest on any Definitive Security to the Holder of such Security (i) if such Holder holds $5,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $5,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.
     The Company will pay the principal of, interest on, the Fundamental Change Repurchase Price for, and any cash portion of the Conversion Obligation with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date.
     (c) Defaulted Amounts Whenever any amount payable on a Security (including, the principal of, the Fundamental Change Repurchase Price for, and interest on, such Security) has become due and payable, but the Company fails to punctually pay or duly provide for such amount (any such amount, a “Defaulted Amount”), such Defaulted Amount will forthwith cease to be payable to the Holder of such Security on the relevant payment date by virtue of its having been due such payment on such payment date, but will instead, to the extent permitted under applicable law, accrue interest (“Default Interest”) at a rate equal to the stated rate of interest on the Securities from, and including, such payment date and to, but excluding, the date on which such Defaulted Amount is paid by the Company in accordance with either clause (i) or (ii) below.
          (i) The Company may elect to pay any Defaulted Amount and Default Interest on such Defaulted Amount to the Persons in whose names the Securities (or their respective predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amount and Default Interest (a “Special Regular Record Date”) fixed in accordance with the following procedures:
     (A) At least 30 days before the date on which the Company proposes to pay such Defaulted Amounts and Default Interest thereon, the Company will deliver to the Trustee written notice of (i) the proposed payment date for such Defaulted Amounts and Default Interest thereon and (ii) the aggregate amount of such Defaulted Amounts and Default Interest thereon.
     (B) Simultaneously with delivering such notice to the Trustee, the Company will either (i) deposit with the Trustee an amount of money, in immediately available funds, equal to the aggregate amount of such Defaulted Amounts and Default Interest thereon, or (ii) take other actions that the Trustee deems reasonably satisfactory to ensure that an amount of money, in immediately available funds, equal to the aggregate of such Defaulted Amounts and Default Interest thereon will be deposited with the Trustee by 10:00 a.m., New York City time, on the day that is five Business Days prior to the proposed payment date, and in either case, upon receipt of such money, the Trustee will hold such money in trust for the benefit of the Persons entitled to such Defaulted Amounts and Default Interest pursuant to this Section 2.05(c)(i).
     (C) Upon (i) receipt of such notice and (ii) the Company’s depositing such money or taking such other actions reasonably satisfactory to the Trustee, the Company will promptly fix a Special Regular Record Date for the payment of such Defaulted Amounts and Default Interest thereon, which Special Regular Record Date will be not more than 15 calendar days and not less than 10 days prior to the proposed payment date, and notify the Trustee of the Special Regular Record Date. The Trustee will then, in the name and at the expense of the Company, deliver notice to each Holder specifying such Special Regular Record Date and the date on which such Defaulted Amounts and Default Interest thereon will be paid by the Company.
     (D) After such notice has been delivered by the Trustee, such Defaulted Amounts and Default Interest thereon will be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on the Special Regular Record Date specified in such notice and such Defaulted Amounts and Default Interest thereon will no longer be payable pursuant to the following clause (ii) of this Section 2.05(c)(i).
          (ii) The Company may pay any Defaulted Amounts and Default Interest on such Defaulted Amounts in any other lawful manner that is not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes are then listed (or, if applicable, have been listed) or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment will be deemed practicable by the Trustee.
     (d) Money for Securities Payments to be Held in Trust Each reference in Section 4.03 of the Base Indenture to “principal of or any premium or interest”, “principal and any premium and interest”, “principal of (and premium, if any) or interest, if any,” and “principal, premium or interest” is hereby replaced with a reference to “principal of, interest on, Fundamental Change Repurchase Price with respect to, or cash portion of the Conversion Obligation due ”.
ARTICLE 3
FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON
     Section 3.01 Fundamental Change Permits Holders to Require the Company to Repurchase the Securities
     (a) General If a Fundamental Change occurs at any time, each Holder will have the right, at its option, to require the Company to repurchase for cash, at the Fundamental Change Repurchase Price, (i) all of such Holder’s Securities or (ii) any portion of such Holder’s Securities such that the principal amount that remains Outstanding of each Security of such Holder that is not repurchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof.
     (b) Fundamental Change Repurchase Price The “Fundamental Change Repurchase Price” means, for any Securities to be repurchased on a Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Securities to be repurchased, plus accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company will instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of the Securities to be repurchased.
     (c) Fundamental Change Repurchase Date The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Company in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 30 Business Days, nor more than 45 Business Days, following the Fundamental Change Notice Date for such Fundamental Change.
     Section 3.02 Fundamental Change Notice (a) General On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company will deliver to each Holder notice of the occurrence of such Fundamental Change and of the resulting repurchase right (the “Fundamental Change Notice,” and the date of such delivery, the “Fundamental Change

Notice Date”). Simultaneously with delivering any Fundamental Change Notice, the Company will publish notice in a newspaper of general circulation in The City of New York, New York on the Company’s website, or through such other public medium as the Company may use at that time, which notice will contain the same information as such Fundamental Change Notice.
     For any Fundamental Change, the Fundamental Change Notice shall state:
     (i) the events causing such Fundamental Change;
     (ii) the date of such Fundamental Change;
     (iii) the last date on which a Holder may exercise its right to require the Company to repurchase its Securities as a result of such Fundamental Change under this Article 3;
     (iv) the Fundamental Change Repurchase Price for each $1,000 principal amount of Securities for such Fundamental Change;
     (v) the Fundamental Change Repurchase Date for such Fundamental Change;
     (vi) the name and address of the Paying Agent and the Conversion Agent;
     (vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
     (viii) if applicable, that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture or to the extent that a portion of such Securities is not subject to such Fundamental Change Repurchase Notice; and
     (ix) the procedures that a Holder must follow to require the Company to repurchase a Security.
     (b) Failure or Defect Notwithstanding anything to the contrary contained elsewhere in this Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Security pursuant to this Article 3.
     Section 3.03 Fundamental Change Repurchase Notice
     (a) General. To exercise its repurchase rights under Section 3.01(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date:

     (i) a duly completed “Form of Fundamental Change Repurchase Notice” in the form of Attachment 2 of the Securities that such Holder is tendering for repurchase (a “Fundamental Change Repurchase Notice”); and
     (ii) the Securities that such Holder is tendering for repurchase, (A) by book-entry transfer if such Securities are Global Securities, or (B) by physical delivery, if such Securities are Definitive Securities, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent.
     (b) Contents of Fundamental Change Repurchase Notice The Fundamental Change Repurchase Notice for any Security must state:
          (i) if such Security is to be repurchased in part, the principal amount of such Security to be repurchased, which principal amount must be such that the principal amount that will not be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof;
          (ii) that such Security will be repurchased by the Company pursuant to the provisions of this Article 3 hereof; and
          (iii) if such Security to be repurchased is a Definitive Security, the certificate number of such Security.
     If the Securities to be repurchased are Global Securities, the Fundamental Change Repurchase Notice for such Securities must comply with the Applicable Procedures.
     (c) Notice to Company If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to any Security or any portion of a Security, the Paying Agent will promptly deliver to the Company a copy of such Fundamental Change Repurchase Notice.
     (d) Effect of Improper Notice Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Security, together with such Security, in a form that conforms with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Securities will not be entitled to receive the Fundamental Change Repurchase Price for such Security.
     Section 3.04 Withdrawal of Fundamental Change Repurchase Notice
     (a) General If a Holder delivers a Fundamental Change Repurchase Notice with respect to any Security, such Holder may withdraw such Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. Any such withdrawal notice must state:
     (i) the principal amount of the Securities to be withdrawn;
     (ii) the principal amount of the Securities that remains subject to the original Fundamental Change Repurchase Notice, which, for each Security not to be repurchased in full, must be such that the principal amount that is not to be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof; and
     (iii) if the Securities with respect to which such Fundamental Change Repurchase Notice pertained were Definitive Securities, the certificate numbers of the Securities to be withdrawn and the Securities that will remain subject to the Fundamental Change Repurchase Notice.
     If the Securities to be withdrawn are Global Securities, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.
     (b) Return of Security Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Security or a portion of a Definitive Security, return such Security or portion of a Security to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Security, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.
     (c) Notice to Company If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Security or any portion of a Security, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.
     Section 3.05 Effect of Fundamental Change Repurchase Notice
     (a) General If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to any Security or any portion of any Security, such Holder may no longer convert such Security or portion of a Security, as the case may be, unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof.
     (b) Timing of Payment Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Securities to which such Fundamental Change Repurchase Notice pertains, the Holder of the Securities to which such Fundamental Change Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof, to receive the Fundamental Change Repurchase Price with respect to such Securities on the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Securities are Definitive Securities, the date of delivery of such Securities to the Paying Agent, or (B) if such Securities are Global Securities, the date of book-entry transfer of such Securities to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.
     (c) Effect of Deposit If, by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price for every Security subject to a Fundamental Change Repurchase Notice validly delivered in accordance with Section 3.03 hereof and not validly withdrawn in accordance with Section 3.04 hereof, then, at the Close of Business on the Fundamental Change Repurchase Date:
          (i) the Securities to be repurchased will cease to be Outstanding and interest will cease to accrue on such Securities (whether or not book-entry transfer of such Securities is made or whether or not such Securities are delivered to the Paying Agent); and
          (ii) all other rights of the Holders with respect to such Securities will terminate (other than the right to receive the Fundamental Change Repurchase Price and any Default Interest with respect to such Securities).
     Section 3.06 Securities Repurchased in Whole or in Part If any Definitive Security is to be repurchased only in part, the Holder must surrender such Security at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Security or such Holder’s attorney-in-fact duly authorized in writing), whereupon the Company will execute, in accordance with Section 3.03 of the Base Indenture, and the Trustee will authenticate, in accordance with Section 3.02 of the Base Indenture, and deliver to the surrendering Holder, without a service charge, a new Security or Securities of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Security so surrendered which is not repurchased. If any Global Security is repurchased in part, the Company will instruct the Registrar to decrease the principal amount of such Global Security by the principal amount repurchased. Any Securities that are repurchased or owned by the Company, whether or not in connection with a Fundamental Change, will be submitted to the Trustee for cancellation and will be duly retired by the Company.
     Section 3.07 Covenant to Comply with Securities Laws upon Repurchase of Securities In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice under this Article 3, the Company will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Securities, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 3.01 hereof in the time and in the manner specified in Sections 3.01 and 3.03 hereof.
     Section 3.08 Deposit of Fundamental Change Repurchase Price By 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 4.03(b) of the Base Indenture (as amended by Section 2.05(d) of this Supplemental Indenture) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof that the Company is required to repurchase on such Fundamental Change Repurchase Date.

     Section 3.09 Covenant Not to Repurchase Securities upon Certain Events of Default
     (a) General Notwithstanding anything to the contrary in this Article 3, no Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company that would be cured by the Company’s payment of the Fundamental Change Repurchase Price with respect to such Securities).
     (b) Deemed Withdrawals If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Security has been validly tendered in accordance with Section 3.03 hereof and has not been validly withdrawn in accordance with Section 3.04 hereof, and (ii) pursuant to this Section 3.09, the Company is not permitted to purchase Securities, the Paying Agent will deem such Fundamental Change Repurchase Notice withdrawn.
     (c) Return of Securities If a Holder tenders a Security for purchase pursuant to this Article 3 and, on the Fundamental Change Repurchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Security, the Paying Agent will (i) if such Security is a Definitive Security, return such Security to such Holder, and (ii) if such Security is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Security.
ARTICLE 4
COVENANTS
     Section 4.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture
     (a) Inapplicable Provisions of the Base Indenture
          (i) Section 4.02 hereof will, with respect to the Securities, supersede Section 4.01 of the Base Indenture in its entirety.
          (ii) Section 4.03 hereof will, with respect to the Securities, supersede Section 4.02 of the Base Indenture in its entirety.
          (iii) The provisions of Section 4.06 of the Base Indenture are, with respect to the Securities, deemed deleted in their entirety and replaced with the following “[Reserved]”.
     (b) Amendments to the Base Indenture
          (i) Each reference to Section 4.01 in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 4.02 hereof.
          (ii) Each reference to Section 4.02 in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 4.03 hereof.

          (iii) Each reference in the Base Indenture to “Payment Office” is, with respect to the Securities hereby deemed replaced with a reference to “Paying Agent.”
     Section 4.02 Payment of Securities The Company will pay or cause to be paid the principal of, Fundamental Change Repurchase Price for, or the Conversion Obligation with respect to, and any accrued and unpaid interest on, the Securities on the dates and in the manner required under this Indenture and the Securities. Any principal of, Fundamental Change Repurchase Price for, Conversion Obligation with respect to, or interest on, a Security will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m., New York City time, on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay such principal, Fundamental Change Repurchase Price, Conversion Obligation or interest then due.
     Section 4.03 Maintenance of Certain Offices and Agencies
     (a) The Company shall maintain an office or agency in the borough of Manhattan in The City of New York, New York, where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where any notices and demands to or upon the Company with respect to the Securities and this Indenture may be served. In addition, each of the Paying Agent and the Registrar shall have an office in the borough of Manhattan in The City of New York, New York.
     The Company may have one or more registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agents. The term Conversion Agent includes any additional conversion agents. The term Registrar includes any additional registrars.
     (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07 of the Base Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.
     (c) The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities. Notwithstanding anything to the contrary in the Base Indenture, at any time, the Company may change such designation by delivering written notice to the Trustee signed by any officer authorized to sign an Officers’ Certificate and delivered to the Trustee, which notice will designate some other office or agency as the Conversion Agent. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, Securities may be surrendered for conversion at the Corporate Trust Office of Trustee.
     Section 4.04 Reports The Company will deliver to the Trustee copies of all quarterly and annual reports that the Company is required to deliver to the Commission on Forms 10-Q and 10-K, and any other documents, information or reports that the Company is required to file with the Commission under Section 13 or 15(d) of the Exchange Act within 15 days after the date on which the Company is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act. Any document filed by the Company with the Commission via the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee at the time such document is filed via the EDGAR system (or such successor thereto).
     Delivery of such quarterly and annual reports, and such other documents, information and reports to the Trustee will be for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).
     Section 4.05 Par Value Limitation The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.05 or Section 10.06 hereof, would result in the Conversion Price becoming less than the par value of one share of Common Stock.
     Section 4.06 Further Instruments and Acts Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.07 Stay, Extension and Usury Laws The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE 5
CONSOLIDATION, MERGER AND SALE OF ASSETS
     Section 5.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture
     (a) Inapplicable Provisions of the Base Indenture This Article 5 will, with respect to the Securities, supersede Article 9 of the Base Indenture in its entirety.
     (b) Amendments to the Base Indenture
          (i) Each reference in the Base Indenture to Article 9 of the Base Indenture shall, with respect to the Securities, be deemed to be a reference to Article 5 of this Supplemental Indenture.

          (ii) Each reference to Section 9.01 of the Base Indenture shall, with respect to the Securities, be deemed to be a reference to Section 5.02 of this Supplemental Indenture.
     Section 5.02 Company May Consolidate on Certain Terms The Company may not consolidate with or merge into any Person (unless the Company is the surviving corporation) or convey, transfer or lease the property and assets, substantially as an entirety, of the Company to another Person, other than to one or more of the Company’s wholly-owned subsidiaries, unless:
     (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) such Person (if other than the Company) expressly assumes, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture ;
     (b) after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and
     (c) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with all requirements set forth in this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 5.03 Successor Substituted Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entity, of the properties and assets, substantially as an entirety, of the Company, in accordance with Section 5.02 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to Section 5.02 of this Supplemental Indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture
     (a) Inapplicable Provisions This Article 6 will, with respect to the Securities, supersede Article 5 of the Base Indenture in its entirety.

(b) Amendments to the Base Indenture
          (i) Each reference to Article 5 in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to this Article 6.
          (ii) Each reference to Section 5.01(d) in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 6.02(a)(vii) hereof.
          (iii) Each reference to Section 5.01(e) in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 6.02(a)(viii) hereof.
          (iv) Each reference to Section 5.02 in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 6.03 hereof.
          (v) Each reference to Section 5.04 in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 6.06 hereof.
          (vi) Each reference to Section 5.07 in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 6.09 hereof.
          (vii) The proviso to Section 6.06 of the Base Indenture is, with respect to the Securities, hereby deemed replaced with the following: “provided, however, that, except in the case of a default in the payment of the principal of, interest on, Fundamental Change Repurchase Price with respect to, or any failure to deliver the Conversion Obligation due in accordance with Article 10 of the Supplemental Indenture for, the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.”
     Section 6.02 Events of Default
     (a) General. Each of the following is an “Event of Default” with respect to the Securities:
          (i) the Company shall fail to pay an installment of interest, if any, on any of the Securities, which failure continues for 30 days after the date when due;
          (ii) the Company shall fail to pay when due the principal or any Fundamental Change Repurchase Price of any Security, when the same becomes due and payable;
          (iii) the Company shall fail to deliver when due any part of the Conversion Obligation with respect to any Security in accordance with Article 10 hereof, which failure continues for 10 days;
          (iv) the Company shall fail to give notice of a Fundamental Change as required under Section 3.02 of this Supplemental Indenture or under Section 10.06 of this Supplemental Indenture when due;

          (v) the Company or its Subsidiaries fail to pay any principal by the end of any applicable grace period or that results in the acceleration of other indebtedness of the Company or its Subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10,000,000; provided, that, if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof will be deemed not to have occurred;
          (vi) the Company shall fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the Securities or this Indenture and not otherwise explicitly provided for in this Section 6.02(a) for a period of 75 days after receipt by the Company of notice of such failure from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the aggregate principal amount of then Outstanding Securities;
          (vii) the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences as a debtor a voluntary case or proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (C) consents to the appointment of a Receiver of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors;
     (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;
     (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) grants relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;
     (B) appoints a Receiver of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or
     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;
     and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

     (b) Cause Irrelevant Each of the events enumerated in Section 6.02(a) hereof will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     (c) Notice of Default or Event of Default The Company shall deliver to the Trustee an Officers’ Certificate upon the occurrence of any Default or Event of Default in accordance with Section 4.05 of the Base Indenture.
     Section 6.03 Acceleration
     (a) Automatic Acceleration in Certain Circumstances If an Event of Default specified in Sections 6.02(vii) or 6.02(viii) hereof occurs with respect to the Company or any Significant Subsidiary of the Company, the principal amount of and accrued and unpaid interest, if any, on all of the then Outstanding Securities will immediately become due and payable without any further action or notice by any party.
     (b) Optional Acceleration If any other Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of then Outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal amount of and accrued and unpaid interest, if any, on all the Outstanding Securities to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.
     (c) Rescission of Events of Default and/or Acceleration Notwithstanding anything to the contrary in this Indenture, the Holders of a majority in principal amount of then Outstanding Securities may waive all past Events of Default (except with respect to nonpayment of principal (including the Fundamental Change Repurchase Price) or interest or with respect to the Company’s failure to deliver the Conversion Obligation as required under Article 10 hereof) and rescind any such acceleration with respect to the Securities and its consequences hereunder by delivering notice to the Trustee if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (iii) all payments due under this Indenture to the Trustee have been made.
     Section 6.04 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, accrued and unpaid interest on, or the Fundamental Change Repurchase Price for, the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.05 Sole Remedy for Failure to Report
     (a) General Notwithstanding anything to the contrary in the Securities or in this Indenture, and notwithstanding the remedies afforded to Holders of the Securities upon the occurrence and continuation of an Event of Default as set forth in Sections 6.03 and 6.04 hereof, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its reporting obligations under Section 4.04 of this Supplemental Indenture (any such default, a “Reporting Default”), will, after the occurrence of such Reporting Default, consist exclusively of the right to receive additional interest on the Securities (“Additional Interest”) at a rate equal to 1.00% per annum on the principal amount of then Outstanding Securities for each day during the 180-day period beginning on, and including, the date on which such Reporting Default first occurred during which such Reporting Default is continuing and has not been cured or waived.
     If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 181st day after the occurrence of the Reporting Default (if such Reporting Default have not been cured or waived prior to such 181st day), the Securities will be subject to acceleration as provided in Section 6.03 of this Supplemental Indenture.
     (b) Company Election Notice In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Default in accordance with Section 6.05(a) and (b) hereof, the Company must notify the Holders of such election prior to the beginning of such 180-day period.
     (c) Limitation on Remedy
          (i) On the 181st day after the occurrence of such Reporting Default (if such Reporting Default is not cured or waived prior to such 181st day), the Securities will immediately be subject to acceleration in accordance with Section 6.03 hereof.
          (ii) In addition, if a Reporting Default occurs and the Company fails to timely elect to pay Additional Interest pursuant to Section 6.05(b) hereof, the Securities will immediately be subject to acceleration pursuant to Section 6.03 hereof on account of such Reporting Default.
          (iii) Notwithstanding anything to the contrary herein, if the Company elects to pay the Additional Interest with respect to any Reporting Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default.
     Section 6.06 Waiver of Past Defaults. If an Event of Default or a Default, other than (a) an uncured Event of Default described in Sections 6.02(a)(i), 6.02(a)(ii) or 6.02(a)(iii) hereof or (b) a Default in respect of a provision that under Section 9.03 hereof cannot be amended without the consent of each affected Holder, the Holders of a majority in aggregate principal amount of the then Outstanding Securities may waive such Event of Default or Default and all of its consequences hereunder. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.
     Section 6.07 Control by Majority At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 6 of the Base Indenture and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
     Section 6.08 Limitation on Suits Subject to Section 6.09 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:
     (a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;
     (b) the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;
     (c) such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;
     (d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and
     (e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.
     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.
     Section 6.09 Rights of Holders to Receive Payment and to Convert Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, Fundamental Change Repurchase Price for, and accrued and unpaid interest on, its Securities, on or after the respective due date, and to convert its Securities and receive the Conversion Obligation due with respect to such Securities in accordance with Article 10 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.08 hereof.
     Section 6.10 Collection Suit by Trustee If an Event of Default specified in Section 6.02(a)(i), 6.02(a)(ii) or 6.02(a)(iii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Repurchase Price for, and Conversion Obligation with respect to, the Securities, as the case may be, and, to the extent lawful, any Default Interest on such principal, interest and Fundamental Change Repurchase Price, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 6.07 of the Base Indenture.
     Section 6.11 Trustee May Enforce Claims Without Possession of Securities
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
     Section 6.12 Trustee May File Proofs of Claim The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.13 Restoration of Rights and Remedies If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 6.14 Rights and Remedies Cumulative Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.09 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.15 Delay or Omission Not a Waiver No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
     Section 6.16 Priorities If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:
     FIRST: to the Trustee, its agents and attorneys for amounts due under Section 6.07 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     SECOND: to the Holders, for any amounts due and unpaid on the principal of, Fundamental Change Repurchase Price for, accrued and unpaid interest on, and cash portion of the Conversion Obligation with respect to, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and
     THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.
     The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.16. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.
     Section 6.17 Undertaking for Costs All parties to this Indenture agree, and each Holder of a Security, by such Holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.17 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, the Fundamental change Repurchase Price with respect to, or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 10 hereof.
     Section 6.18 Waiver of Stay, Extension and Usury Laws The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE 7
REDEMPTION AND SINKING FUNDS
     Section 7.01 Inapplicable Provisions of the Base Indenture The Company will not have the right to redeem the Securities prior to the Maturity Date, the Securities will not have the benefit of a sinking fund, and pursuant to Section 3.01 of the Base Indenture, neither Article 10 of the Base Indenture nor Article 14 of the Base Indenture will apply to the Securities.
ARTICLE 8
DEFEASANCE; SATISFACTION AND DISCHARGE
     Section 8.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture
     (a) Inapplicable Provisions of the Base Indenture
          (i) Pursuant to Section 3.01 of the Base Indenture, Article 11 of the Base Indenture will not apply to the Securities.
          (ii) This Article 8 will, with respect to the Securities, supersede Article 12 of the Base Indenture in its entirety.

     (b) Amendment to the Base Indenture The reference to “3.11, 11.02 or 12.01” in Section 3.01 of the Base Indenture shall, with respect to the Securities, be deemed replaced with “or 3.11”.
     Section 8.03 Discharge of Liability on Securities When (a)(i) the Company delivers to the Registrar all Outstanding Securities (other than Securities replaced pursuant to Section 3.09 of the Base Indenture) for cancellation or (ii) all Outstanding Securities have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Common Stock (solely to satisfy any outstanding Conversion Obligation with respect to the Securities), sufficient to pay or deliver, as the case may be, all amounts due and owing on all Outstanding Securities (other than Securities replaced pursuant to Section 3.09 of the Base Indenture) and (b) the Company pays all other sums payable by it under this Indenture, then, this Indenture will cease to be of further effect with respect to the Securities and the Holders and the Trustee will acknowledge the satisfaction and discharge of this Indenture with respect to the Securities; provided, however, that Sections 2.05, 3.07, 3.08, 4.01, 4.02, 4.03, 4.07, 10.03, 10.06, 10.07 hereof, Sections 3.12, 3.13, 4.03 of the Base Indenture (as amended by this Supplemental Indenture) and Article 8 hereof will survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities Outstanding; provided, further, that any obligation of the Company to the Trustee under Sections 4.03 or 6.07 of the Base Indenture shall survive after the Securities are paid in full and there are no Securities Outstanding.
     Section 8.04 Deposited Moneys to Be Held in Trust Subject to Section 8.05 hereof, all cash and/or shares of Common Stock, if any, deposited with the Trustee pursuant to Section 8.02 hereof will be held in trust for the sole benefit of the Holders, and such cash and/or shares of Common Stock, if any, will be applied by the Trustee, either directly or through the Paying Agent, to the payment of the obligation for which such cash and shares of Common Stock, if any, have been deposited with the Trustee.
     Section 8.05 Paying Agent to Repay Monies Held Upon the satisfaction and discharge of this Supplemental Indenture, all cash and shares of Common Stock, if any, then held by the Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock, if any.
     Section 8.06 Repayment to the Company Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Company, will promptly turn over to the Company any cash or shares of the Common Stock held for payment on the Securities that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash and shares of Common Stock, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and shares of Common Stock, and any Holder entitled to the payment of such cash or shares of the Common Stock under the Securities or this Indenture must look to the Company for payment as general creditor of the Company.

     Section 8.07 Reinstatement If the Trustee or the Paying Agent is unable to apply any cash or shares of Common Stock in accordance with Section 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 of this Supplemental Indenture until such time as the Trustee or the Paying Agent is permitted to apply all such cash and shares of Common Stock, if any, in accordance with Section 8.03 hereof; provided, however, that if the Company makes any payment of the principal of, interest on, Fundamental Change Repurchase Price for, or cash portion of the Conversion Obligation with respect to, any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from any cash and shares of Common Stock, if any, held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS
     Section 9.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture
     (a) Inapplicable Provisions of the Base Indenture This Article 9 will, with respect to the Securities, supersede Sections 8.01 through 8.02 of the Base Indenture in its entirety.
     (b) Amendments to the Base Indenture Each reference to Section 8.01 in the Base Indenture is, with respect to the Securities, hereby deemed replaced with a reference to Section 9.02 hereof.
Section 9.02 Without Consent of Holders The Company and the Trustee may amend or supplement this Supplemental Indenture or the Securities without the consent of any Holder, to:
     (a) evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and under the Securities;
     (b) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;
     (c) secure the Company’s obligations in respect of the Securities;
     (d) evidence and provide for the acceptance of the appointment of a successor Trustee in accordance with this Indenture;
     (e) comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (f) cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in this Indenture;
     (g) make any change that does not adversely affect the rights of any Holder; or

     (h) conform the provisions of this Indenture to the “Description of Securities” section of the Preliminary Prospectus Supplement, as supplemented by the related Issuer Free Writing Prospectus;
provided, however, that this Indenture, as so amended or supplemented, will conform with the Trust Indenture Act.
Section 9.03 With Consent of Holders With the written consent of the Holders of at least a majority in principal amount of then Outstanding Securities (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Securities), and, subject to the exceptions provided in Section 6.03(c) hereof, any past default or compliance with any provisions waived with the written consent of the Holders of a majority in principal amount of then Outstanding Securities (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Securities); provided, however, that, without the consent of each Holder of a then Outstanding Security affected, no amendment or supplement to this Indenture or the Securities may:
     (a) alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on any Security
     (b) make any of the Securities payable in money or securities other than that stated in the Security;
     (c) change the Maturity Date of any Security;
     (d) reduce the principal amount or Fundamental Change Repurchase Price with respect to any of the Securities;
     (e) make any change that adversely affects the rights of Holders to require the Company to repurchase the Securities at the option of the Holders upon a Fundamental Change;
     (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;
     (g) change the currency of payment of principal of, interest on, or any cash portion of the Conversion Obligation with respect to, the Securities;
     (h) adversely affect the conversion rights of the Securities;
     (i) change the percentage in aggregate principal amount of then Outstanding Securities necessary to modify or amend the Indenture or to waive any past Default or Event of Default; or
     (j) change the ranking of the Securities in a manner adverse to Holders of the Securities.

     It will not be necessary for the consent of the Holders under this Section 9.03 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.
     Section 9.04 Notices of Supplemental Indentures After an amendment or supplement to this Indenture or the Securities pursuant to this Article 9 becomes effective, the Company will mail to the Holders a notice briefly describing such amendment or supplement to this Indenture. However, the failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.
ARTICLE 10
CONVERSIONS
     Section 10.01 Right to Convert Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder’s option, to convert its Securities, or any portion of such Securities such that the principal amount that is not converted of each Security that is not converted in full equals $2,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with Section 10.03 hereof, based on a conversion rate initially equal to 19.5160 shares of Common Stock (and subject to adjustment as provided in Sections 10.05, 10.06 and 10.07 hereof) per $1,000 principal amount of Securities (the “Conversion Rate”), at any time until the second Scheduled Trading Day immediately preceding the Maturity Date.
     Section 10.02 Conversion Procedures
     (a) General To exercise its conversion privilege with respect to a beneficial interest in a Global Security or with respect to a Certificated Security, the Holder of such Security must:
     (i) pay any funds required under Section 10.02(d) hereof;
     (ii) pay any taxes or duties required under the proviso of Section 10.02(e) hereof; and
     (iii) if such Security is a Global Security, (A) complete any instruction form required by the Depositary to effect the conversion of a beneficial interest under the Applicable Procedures; and (B) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to convert such beneficial interest; or
     (iv) if such Security is a Definitive Security, (A) complete and manually sign the conversion notice on the back of the Security (the “Conversion Notice”), or a facsimile of the Conversion Notice; (B) deliver the Conversion Notice (or facsimile thereof), which is irrevocable, and the Security to the Conversion Agent; and, (C) if required, furnish appropriate endorsements and transfer documents.
     In addition, if a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Security in accordance with Section 3.03 hereof, except to the extent that a portion of such Security is not subject to a Fundamental Change Repurchase Notice, the Holder

may not surrender that Security for conversion until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.04 of this Supplemental Indenture.
     The first Business Day on which a Holder complies with the relevant procedures for conversion set forth in clauses (i) through (iv) above and any other procedures required to effect a conversion under this Indenture shall be the “Conversion Date” with respect to such Security, and any conversion of a Security will be deemed to occur at the Close of Business on the Conversion Date applicable to such Security. If, at any time, the last date on which any Security may be converted is not a Business Day, such Security may be converted on the immediately following Business Day.
     (b) Holder of Record If a Holder surrenders the entire principal amount of a Security for conversion, as of the Close of Business on the applicable Conversion Date, such Person will no longer be the Holder of such Security. If any shares of Common Stock are issuable upon the conversion of a Security, except as provided under Sections 10.05(g) and 10.06(g) hereof, the Person in whose name such shares of Common Stock will be registered will become the holder of record of such shares (i) if Physical Settlement applies to such Security, at the Close of Business on the Conversion Date, and (ii) if Combination Settlement applies to such Security, at the Close of Business on the last Trading Day of the applicable Observation Period.
     (c) Conversions in Part. If a Holder surrenders only a portion of the principal amount of a Definitive Security for conversion, promptly after the applicable Conversion Date, the Company, in accordance with Section 3.03 of the Base Indenture, will execute, and the Trustee, in accordance with Section 3.02 of the Base Indenture, will authenticate and deliver to such Holder, one or more new Definitive Securities, each in an authorized denomination and having an aggregate principal amount equal to the unconverted portion of the Definitive Security converted in part. Upon the conversion of any beneficial interest in a Global Security, the Conversion Agent will promptly request that the Trustee make a notation on the “Schedule of Increases and Decreases of Global Security” of such Global Security to reduce the principal amount represented by such Global Security by the principal amount of the converted beneficial interest.
     (d) Reimbursement of Interest upon Conversion If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (A) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (B) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the Holder converts its Security after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (C) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.
     (e) Taxes Due upon Conversion If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the

Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.
Section 10.03 Settlement Upon Conversion
     (a) Settlement Methods Except to the extent otherwise provided in Sections 10.05(f), 10.05(g), 10.05(h), 10.05(i), 10.06(g) and 10.07 hereof, if a Holder converts a Security, the Company will satisfy its obligation to convert the Security (the “Conversion Obligation”) by paying or delivering, as the case may be, cash (a “Cash Settlement”), shares of Common Stock, together with cash in lieu of any fractional share of Common Stock (a “Physical Settlement”), or a combination of cash and shares of Common Stock, together with cash in lieu of any fractional share of Common Stock (a “Combination Settlement,” and each of Cash Settlement, Physical Settlement and Combination Settlement, a “Settlement Method”), based on the Settlement Method that applies to the Security and the Conversion Rate in effect on the applicable Conversion Date, in each case, as follows:
          (i) Physical Settlement If Physical Settlement applies to a Security, the Company will deliver to the Holder of such Security a number of shares of Common Stock equal to the product of (A)(x) the aggregate principal amount of such Security that is being converted, divided by (y) $1,000 and (B) the Conversion Rate in effect on the applicable Conversion Date; provided, however, that the Company will pay an amount of cash in lieu of any fractional share of Common Stock determined in accordance with Section 10.03(a)(iv) hereof. The Company will deliver such shares of Common Stock, and pay any amount of cash in lieu of any fractional share of Common Stock, on the third Business Day immediately following the applicable Conversion Date.
          (ii) Cash Settlement If Cash Settlement applies to a Security, the Company will pay to the Holder of such Security an amount of cash equal to the product of (A)(x) the aggregate principal amount of such Security that is being converted, divided by (y) $1,000, and (B) the sum of the Daily Conversion Values for each of the twenty-five (25) consecutive Trading Days in the applicable Observation Period. The Company shall pay such amount of cash on the third Business Day immediately following the last Trading Day of such Observation Period.
          (iii) Combination Settlement If Combination Settlement applies to a Security, the Company will pay or deliver, as the case may be, to the Holder of such Security, the product of (A)(x) the aggregate principal amount of such Security that is being converted, divided by (y) $1,000, and (B) the sum of the Daily Settlement Amounts for each of the twenty-five (25) consecutive Trading Days in the applicable Observation Period; provided, however, that the Company will pay an amount of cash in lieu of any fractional share of Common Stock determined in accordance with Section 10.03(a)(iv) below. The Company shall pay or deliver, as the case may be, such amount of cash and number of shares of Common Stock on the third Business Day immediately following the last Trading Day of such Observation Period.
          (iv) Fractional Shares If Physical Settlement or Combination Settlement applies to a Security and the Company’s Conversion Obligation with respect to such Security includes a fractional share of Common Stock, in lieu of delivering such fractional share of

Common Stock, the Company will pay the converting holder, (A) if Physical Settlement applies to such Security, an amount of cash equal to the product of (x) such fraction of a share of Common Stock and (y) the Daily VWAP on the applicable Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day), and, (B) if Combination Settlement applies to such Security, an amount of cash equal to the product of (x) such fraction of a share of Common Stock and (y) the Daily VWAP on the last Trading Day of the applicable Observation Period.
          (v) Conversion of Multiple Securities by a Single Holder If a Holder surrenders more than one Security for conversion on a single Conversion Date, the Company will calculate its Conversion Obligation with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.
          (vi) Settlement of Accrued Interest and Deemed Payment of Principal Notwithstanding anything to the contrary in this Indenture, if a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s payment or delivery, as the case may be, of the amount of cash, number of shares of Common Stock, or the amount of cash and the number of shares of Common Stock due as part of the Company’s Conversion Obligation with respect to such Security will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of the Security and accrued and unpaid interest, if any, on, such Security to, but excluding the Conversion Date; provided, however, that if a Holder converts a Security after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date.
     As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Conversion Obligation for any Security includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.
     (b) Company’s Right to Elect the Settlement Method Except to the extent otherwise provided in Section 10.06(g) hereof:
          (i) The Company shall use the same Settlement Method to settle every Security having a given Conversion Date that occurs before the Final Conversion Period Start Date.
          (ii) The Company shall use the same Settlement Method to settle every Security having any Conversion Date that occurs on or after the Final Conversion Period Start Date, regardless of whether such Securities have the same Conversion Date.

          (iii) To elect the Settlement Method that will apply to every Security having a given Conversion Date that occurs before the Final Conversion Period Start Date, on or prior to the second Scheduled Trading Day immediately following such Conversion Date, the Company shall deliver, to each Holder converting a Security on such date, through the Trustee, notice of the Settlement Method that will apply to every Security converted on such Conversion Date.
          (iv) To elect the Settlement Method that will apply to every Security having a Conversion Date on or after the Final Conversion Period Start Date, on or prior to the Final Conversion Period Start Date, the Company shall deliver, to each Holder, through the Trustee and a press release, notice of the Settlement Method that will apply to every Security having a Conversion Date on or after the Final Conversion Period Start Date.
          (v) Whenever the Company elects to settle Securities with a Combination Settlement, the notice electing such Settlement Method must also state the maximum amount of cash that a Holder may receive (for any Combination Settlement, the “Specified Dollar Amount” for such Combination Settlement) per $1,000 principal amount of Securities that are subject to such Combination Settlement.
          (vi) If the Company fails to validly elect a Settlement Method (and Specified Dollar Amount, if applicable) in accordance with this Section 10.03(b) that will apply (i) to every Security having a given Conversion Date that occurs before the Final Conversion Period Start Date or (ii) every Security having a Conversion Date on or after the Final Conversion Period Start Date, as the case may be, then Combination Settlement will apply to every Security converted on such Conversion Date or Conversion Dates, as the case may be, and the Specified Dollar Amount for such Combination Settlement will equal $1,000.
     (c) Notices Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Scheduled Trading Day immediately following such Conversion Date, deliver to the Company and the Trustee notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date
     On the first Business Day immediately following the last Trading Day of the Observation Period applicable to any Conversion Date, the Company will deliver written notice to the Conversion Agent and the Trustee stating (A) the Daily Settlement Amounts for each Trading Day in such Observation Period, and (B) the amount of cash, the number of shares of Common Stock, or the amount of cash and the number of shares of Common Stock, as the case may be, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Security converted on such Conversion Date.
     (d) Definition Only for the purposes of determining amounts due upon conversion, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the primary other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”
Section 10.04 Certain Covenants Related to Stock Issued Upon Conversion
     (a) To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares or shares held in treasury, the maximum number of shares of Common Stock potentially required to satisfy conversion of the Securities from time to time as Securities are presented for conversion.
     (b) Any shares of Common Stock delivered upon the conversion of the Securities will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other Person to whom such shares of Common Stock will be delivered).
     (c) In addition, the Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
     (d) The Company will also use commercially reasonable efforts to cause any shares of Common Stock issuable upon conversion of a Security to be listed on whatever stock exchange(s) the Common Stock is listed on the date the converting Holder becomes a record holder of such Common Stock.
     Section 10.05 Adjustment of Conversion Rate The Company will adjust the Conversion Rate from time to time as described in this Section 10.05, except that the Company will not make an adjustment to the Conversion Rate for any transaction described in this Section 10.05 (other than in the case of a share split or share combination) if each Holder has the right to participate, in such transaction at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, without having to convert its Securities and as if it held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Securities held by such Holder and divided by $1,000.
     (a) Stock Dividends and Share Splits If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the outstanding Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:
     where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 10.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.
     (b) Rights, Options, and Warrants If the Company issues to all or substantially all holders of the outstanding Common Stock rights, options or warrants entitling such holders for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:
     where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 10.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to such Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.
     In determining whether any rights, options or warrants entitle holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices for Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for an issuance and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) Spin-Offs and Other Distributed Property
     (i) If the Company distributes shares of the Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities of the Company to all or substantially all holders of Common Stock, excluding:
     (A) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 10.05(a) hereof or Section 10.05(b) hereof;
     (B) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.05(d) hereof; and
     (C) Spin-Offs as to which the provisions of Section 10.05(c)(ii) hereof shall apply, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, other assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.
If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities will receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of shares of the Company’s Capital Stock, evidences of indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
     Any increase in the Conversion Rate made under this Section 10.05(c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (ii) With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
If a Holder converts a Security, Cash Settlement or Combination Settlement applies to such Security, and the first Trading Day of the Observation Period applicable to such Security occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, the first Trading Day of such Observation Period. If a Holder converts a Security, Cash Settlement or Combination Settlement applies to the Conversion Date applicable to such Security, and one or more Trading Days of the Observation Period applicable to such Security occurs on or after the Ex-Dividend Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, and the reference in the above definition of “FMV” to “10” shall be deemed replaced with a reference to “one” (1) .
     For purposes of this Section 10.05(c)(ii), the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof.
     For purposes of Section 10.05(a) hereof, Section 10.05(b) hereof and this Section 10.05(c), if any dividend or distribution to which this Section 10.05(c) applies includes one or both of:
     (A) a dividend or distribution of shares of Common Stock to which Section 10.05(a) hereof also applies (the “Clause A Distribution”); or
     (B) a dividend or distribution of rights, options or warrants to which Section 10.05(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.05(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 10.05(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.05(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 10.05(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and any shares of Common Stock included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 10.05(a) hereof.
     (d) Cash Dividends or Distributions If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate will be adjusted based on the following formula:
     where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Common Stock.
If “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock the amount of cash that such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate on the Ex-Dividend Date. Any increase made under this Section 10.05(d) shall become effective immediately after the Open of Business on the

Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) Tender Offers or Exchange Offers If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:
     where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Expiration Date (the “Averaging Period”).
If a Holder converts a Security, Cash Settlement or Combination Settlement applies to such Security, and the first Trading Day of the Observation Period applicable to such Security occurs after the first Trading Day of the Averaging Period for any tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the

Averaging Period for such tender or exchange offer to, but excluding, the first Trading Day of such Observation Period. If a Holder converts a Security, Cash Settlement or Combination Settlement applies to such Security, and one or more Trading Days of the Observation Period for such Security occurs on or after the Expiration Date for any tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for a tender or exchange offer, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP” to “10” shall be deemed replaced with a reference to “one” (1).
     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that actually were effective.
     (f) Special Provisions for the Physical Settlement of Certain Conversions Notwithstanding anything to the contrary in Sections 10.05(a) through 10.05(e) hereof, if (i) the Ex-Dividend Date occurs for any event that, pursuant to any of Sections 10.05(a) through 10.05(e) hereof would require that an adjustment be made to the Conversion Rate to account for such event on such Ex-Dividend Date, (ii) a Holder converts a Security on or after such Ex-Dividend Date and on or prior to the record date for such event, (iii) Physical Settlement applies to such Security, and (iv) as a result of such conversion, such Holder, but for this Section 10.05(f), would be entitled to receive a shares of Common Stock as part of a Conversion Obligation calculated based on a Conversion Rate adjusted to account for such event and would be treated as the record holder of such shares of Common Stock on the applicable Conversion Date (and therefore be entitled to participate in such event on account of such shares of Common Stock), then (i) the Company will not increase the Conversion Rate for such Holder pursuant to such clause of this Section 10.05 as a result of such event and (ii) shall instead treat such Holder as entitled to participate in the event that, but for this Section 10.05(f), would have given rise to such adjustment, on account of such shares of Common Stock.
     (g) Special Provisions for Combination Settlement of Certain Conversions Notwithstanding anything to the contrary herein:
          (i) If a Holder converts a Security and (A) Combination Settlement applies to such Security and (B) the Daily Settlement Amount for any Trading Day during the applicable Observation Period (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a) through (e) of this Section 10.05; and (y) includes any shares of Common Stock that, but for this provision, would entitle their Holder to participate in such event, then, although the Company will treat such Holder as the holder of record of such shares of Common Stock on the last Trading Day of such Observation Period, the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.
          (ii) If a Holder converts a Security and (A) Combination Settlement applies to such Security, (B) the record date, effective date or expiration date for any event that requires an adjustment to the Conversion Rate under any of clauses (a) through (e) of this Section 10.05 occurs (x) on or after the first trading day of the applicable Observation Period, and (y) on or prior to the last trading day of such Observation Period; and (C) the Daily Settlement Amount for any trading day in such Observation Period that occurs on or prior to such record date, effective date or expiration date (x) includes shares of the Common Stock that do not entitle their holder to participate in such event; and (y) is calculated based on a Conversion Rate that is not adjusted on account of such event, then, on account of such conversion, the Company will, on such record date, effective date or expiration date, as the case may be, treat such Holder, as a result of having converted such Securities, as though it were the holder of record of a number of shares of Common Stock equal to the total number of shares of Common Stock that (A) are deliverable as part of the Daily Settlement Amount (x) for a Trading Day in such Observation Period that occurs on or prior to such record date, effective date or expiration date; and (y) is calculated based on a Conversion Rate that is not adjusted for such event; and (B) but for this provision, would not entitle such Holder to participate in such event.
     (h) Rights Plan To the extent that the Company’s existing rights plan or any future rights plan is in effect, if Physical Settlement applies to a Security converted by a Holder, on the applicable Conversion Date, and if Combination Settlement applies to a Security converted by a Holder, on any Trading Day in the Observation Period applicable to such Security, the converting Holder will receive, in addition to any shares of Common Stock that it would otherwise receive as part of, if Physical Settlement applies, the Conversion Obligation calculated on such Conversion Date, and if Combination Settlement applies, the Daily Settlement Amount for such Trading Day, the rights under such rights plan, unless prior to such Conversion Date or Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed, to all holders of the Common Stock, shares of the Capital Stock, evidences of indebtedness, other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities as described in clause (c) of this Section 10.05, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (i) Other Adjustments Whenever a provision of this Indenture requires the calculation of the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the Last Reported Sale Prices or any functions thereof over a span of multiple days (including, without limitation, during an Observation Period and during the 10 Trading Day period used to determine the Stock Price for a Fundamental Change), the Company will make appropriate adjustments to each to account for any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period in which the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, or functions thereof are to be calculated.
     (j) Successive Adjustments After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 will cause an adjustment to the Conversion Rate as so adjusted, without duplication.
     (k) Limitations on Adjustments

          (i) Except as stated in this Article X, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
          (ii) In addition, notwithstanding anything herein, the Company will not be required to adjust the Conversion Rate:
               (A) upon the issuance of:
                    (1) any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
                    (2) any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; or
                    (3) any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) above and already outstanding as of the Issue Date;
               (B) for a change in the par value of the Common Stock; or
               (C) for accrued and unpaid interest on the Securities, if any.
     (l) Certain Definitions For purposes of this Section 10.05:
          (i) subject to Section 10.05(c) hereof, the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company; and
     “effective date” will mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the transaction.
     (m) Voluntary Adjustments
     (i) Incentive Increases The Company may from time to time increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if such period is at least 20 Business Days.
     (ii) Tax-Related Increases The Company may also increase the Conversion Rate if the Board of Directors determines that such increase would avoid or diminish U.S. federal income tax to holders of the Common Stock in connection with a dividend or distribution of Common Stock (or rights to acquire shares of Common Stock) or from any event treated as such for U.S. federal income tax purposes.
     (n) Notices
          (i) Notice to Holders Prior to Certain Actions and Events The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time, or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.
               (A) Issuances, Distributions, and Dividends and Distributions If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.05(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 10.05(c) hereof (including any separation of rights from the Common Stock described in Section 10.05(h) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 10.05(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 35 scheduled trading days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, change.
               (B) Tender and Exchange Offers If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 10.05(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on EDGAR (or any successor thereto), and, (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on EDGAR (or any successor thereto).
               (C) Voluntary Increases If the Company increases the Conversion Rate pursuant to Section 10.05(m), the Company shall deliver notice to the Holders at least 15 days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Conversion Rate will be increased.
               (D) Dissolutions, Liquidations and Winding-Ups If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 35 scheduled trading days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.
     (ii) Notices After Certain Actions and Events Whenever an adjustment to the Conversion Rate becomes effective pursuant to Section 10.05 hereof, the Company will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holder’s stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.
     Section 10.06 Adjustments to Conversion Rate upon Conversion In Connection With a Make-Whole Fundamental Change
     (a) General If a Fundamental Change occurs and a Holder elects to convert its Securities “in connection with” such Fundamental Change, the Company will, in the circumstances described in this Section 10.06, increase the Conversion Rate applicable to the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as set forth n this Section 10.06. For purposes of this Section 10.06, a conversion of Securities will be deemed to be “in connection with” a Fundamental Change if the Conversion Notice for such Securities is received by the Conversion Agent during the period from, and including, the day that is 10 days prior to the anticipated effective date of such Fundamental Change (the “Fundamental Change Effective Date”) up to, and including, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change.
(b) Notices
          (i) Notice of an Anticipated Fundamental Change The Company will notify the Holders of any Fundamental Change and the anticipated Fundamental Change Effective Date for such Fundamental Change as promptly as practicable following the date on which the Company publicly announces such Fundamental Change, but in no event less than 35 Scheduled Trading Days prior to the anticipated Fundamental Change Effective Date for such Fundamental

Change; provided that if the Company does not have knowledge of a Fundamental Change or the anticipated Fundamental Change Effective Date for such Fundamental Change at least 35 Scheduled Trading Days prior to the anticipated Fundamental Change Effective Date for such Fundamental Change, the Company will notify the Holders of the Fundamental Change within one Business Day of the date upon which it receives notice, or otherwise become aware, of the Fundamental Change and the anticipated Fundamental Change Effective Date for such Fundamental Change, but in no event later than the actual Fundamental Change Effective Date for such Fundamental Change.
          (ii) Additional Notices If the Company has previously notified the Holders of a Fundamental Change and the anticipated Fundamental Change Effective Date for such Fundamental Change, the Company will deliver updated notice to the Holders within one business day of (i) any change in the anticipated Fundamental Change Effective Date for such Fundamental Change, (ii) the occurrence of the Fundamental Change Effective Date, and (iii) the Company’s determination that the Fundamental Change will not take place, as applicable.
     (c) Determination of Additional Shares The number of Additional Shares, if any, by which the Conversion Rate will be increased if a Holder converts a Security “in connection with” a Fundamental Change will be determined by reference to the table below and will be based on the Fundamental Change Effective Date and the Stock Price for such Fundamental Change.
     (d) Adjustment of Stock Prices and Additional Shares The Stock Prices set forth in the column headings of the table below will be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted pursuant to Section 10.05 hereof. The adjusted Stock Prices in the table below will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the adjustment to the Stock Price and the denominator of which is the Conversion Rate in effect immediately after such adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and on account of the same events for which the Conversion Rate must be adjusted as set forth in Section 10.05 hereof.
     (e) Additional Shares Table The following table sets forth the number of Additional Shares by which the Conversion Rate will be increased for a Fundamental Change having the Stock Price and the Fundamental Change Effective Date set forth below:

	Stock Price
Fundamental
Change
Effective Date	$36.60	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
1/20/2011	7.8064	6.9258	4.5372	3.1646	2.3119	1.7498	1.3614	1.0828	0.8763	0.7192	0.5970
1/15/2012	7.8064	6.9494	4.4016	2.9733	2.1100	1.5569	1.1853	0.9255	0.7376	0.5976	0.4906
1/15/2013	7.8064	6.8682	4.1409	2.6632	1.8060	1.2803	0.9423	0.7157	0.5580	0.4444	0.3601

	Stock Price
Fundamental
Change
Effective Date	$36.60	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
1/15/2014	7.8064	6.5811	3.6534	2.1514	1.3401	0.8811	0.6095	0.4415	0.3329	0.2595	0.2076
1/15/2015	7.8064	6.0124	2.7885	1.3120	0.6428	0.3386	0.1974	0.1289	0.0933	0.0728	0.0596
1/15/2016	7.8064	5.4840	0.4840	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (f) Use of Additional Shares Table If the Stock Price and/or Fundamental Change Effective Date for a Fundamental Change are not set forth in the table above, then:
          (i) if the Stock Price is between two Stock Prices in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth in the table for the higher and lower Stock Prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365-day year;
          (ii) if the Stock Price is greater than $130.00 per share, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above, no additional shares will be added to the Conversion Rate; and
          (iii) if the Stock Price is less than $36.60 per share, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above, no additional shares will be added to the Conversion Rate.
Notwithstanding the foregoing, in no event will the Conversion Rate, as increased pursuant to this Section 10.06 by the number of Additional Shares, exceed 27.3224 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner, at the same time and on account of the same events for which the Conversion Rate is required to be adjusted as set forth in Section 10.05 hereof.
     (g) Settlement of Conversions “In Connection With” a Fundamental Change If a Holder converts a Security “in connection with” a Fundamental Change, the Company will settle the conversion in accordance with Section 10.03 hereof; provided, however, that notwithstanding anything to the contrary in Section 10.03 hereof, if a Holder converts a Security “in connection with” a Fundamental Change and such Fundamental Change is a Cash Merger, the Company will satisfy its Conversion Obligation with respect to such Security by paying to the converting Holder, on the third Business Day immediately following the applicable Conversion Date, in lieu of any cash, shares of the Common Stock, or combination of cash and shares of the Common Stock that it would otherwise be obligated to pay or deliver, as the case may be, to such Holder pursuant to Section 10.03, an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (including any adjustment that the Company is required to make pursuant to this Section 10.06), multiplied by the Stock Price for such Fundamental Change; and provided, further, that notwithstanding anything to the contrary in Section 10.03 of this Supplemental Indenture or the immediately preceding proviso to this section 10.06(g), if a Holder converts a Security “in connection with” a Fundamental Change and:

          (i) (A)(1) Physical Settlement applies to the applicable Conversion Date or (2) such Fundamental Change is a Cash Merger and (B) the applicable Conversion Date occurs on or before the Fundamental Change Effective Date for such Fundamental Change; or
          (ii) (A) Cash Settlement or Combination Settlement applies to the applicable Conversion Date, (B) such Fundamental Change is not a Cash Merger and (C) the first day of the applicable Observation Period occurs on or before the Fundamental Change Effective Date for such Fundamental Change, then, in each case,
          (iii) the Company will settle its Conversion Obligation with respect to such Security as provided in either Section 10.03 hereof or the immediately preceding proviso to this Section 10.06(g) except that the Conversion Rate used to determine such Settlement Obligation will not include the Additional Shares; and
          (iv) if such Fundamental Change becomes effective, the Company will satisfy the remainder of its Conversion Obligation as if (A) the Conversion Date applicable to such Security were the Fundamental Change Effective Date for such Fundamental Change, (B) the Conversion Rate in effect on such Fundamental Change Effective Date equaled the number of Additional Shares for such Fundamental Change, and (C) if such Fundamental Change is not a Cash Merger, the Company elected (or was deemed to elect) that the Settlement Method applicable to such deemed Conversion Date is the same Settlement Method that was applicable to the actual Conversion Date for the Security, notwithstanding any election or deemed election by the Company with respect to such deemed Settlement Date to the contrary; or
          (v) if such Fundamental Change fails to become effective the Company will have no obligation to deliver any additional consideration under this Section 10.06 to satisfy its Conversion Obligation with respect to such Security with respect to any Additional Shares.
     Section 10.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale
     (a) In General If any of the following events occur:
          (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change in par value);
          (ii) any consolidation, merger or combination involving the Company;
          (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or
          (iv) any statutory share exchange;
and, in each case, as a result of such event, the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each such event, a “Merger Event,” such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in such Merger Event, or if in such Merger Event the holders of the Common Stock are entitled to elect to convert their shares of Common Stock into, or exchange their shares of Common Stock for, the right to receive more than a single type of consideration, the weighted per-share of common Stock average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”), then at and after the effective time of Merger Event, the right to convert each $1,000 principal amount of Securities based on a number of shares of the Common Stock equal to the applicable Conversion Rate will be changed into the right to convert each $1,000 principal amount of Securities into based on a number of Units of Reference Property equal to the applicable Conversion Rate. In particular, prior to the effective date of the Merger Event, the Company or the successor or purchasing Person, as the case may be, will execute with the Trustee a supplemental indenture pursuant to Section 9.02 hereof, that will not adversely affect the rights of any Holder and that will provide that, at and after the effective time of the Merger Event:
     (A) the Company will continue to have the right to choose the Settlement Method applicable to any converted Securities to the extent otherwise provided in Section 10.03 hereof;
     (B) any amount of cash that the Company would otherwise be required to pay pursuant to Sections 10.03, 10.05 and 10.06 as part of the Conversion Obligation with respect to a Security will continue to be payable in cash;
     (C) any number of shares of the Common Stock that the Company would otherwise be required to deliver pursuant to Sections 10.03, 10.05 and 10.06 hereof as part the Conversion Obligation with respect to a Security will instead be deliverable in Units of Reference Property;
     (D) the Daily VWAP and the Last Reported Sale Price will be calculated based on the value of a Unit of Reference Property; and
     (E) the Conversion Rate shall be subject to adjustments that the Board of Directors determines are as nearly equivalent as possible to the adjustments provided for in Article 10 hereof.
     (b) If, for any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     (c) Notices If the Company or any successor or purchasing Person or other Person executes a supplemental indenture pursuant to Section 10.07(a) hereof and 10.07(b) hereof, as applicable, then the Company or such successor or purchasing Person or other Person, as applicable, shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the applicable Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. If, at the time such a supplemental indenture is executed, the Company cannot calculate the composition of a Unit of Reference Property because it is subject to a shareholder election, the Company may deliver notice of the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the Merger Event as promptly as practicable after it is able to make such calculation. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section 10.07 shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.
     Section 10.08 No Responsibility of Trustee. The Trustee and the Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Conversion Agent will be responsible for any failure of the Company to deliver any amount of cash or number of shares of Common Stock upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 hereof, including with respect to the calculation of the amount of cash, the number of Units of Reference Property, or the combination of cash and Units of Reference Property receivable by Holders upon the conversion of their Securities after any Merger Event, and each, subject to the provisions of Article 6 of the Base Indenture in the case of the Trustee, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officers’ Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
ARTICLE 11
MISCELLANEOUS
     Section 11.01 Additional Elections Under Original Indenture; Ratification of Original Indenture
     Pursuant to Section 3.01 of the Base Indenture, the Company elects as follows:
     (a) The initial purchase price of the Securities shall be as set forth in the Underwriting Agreement.
     (b) Payments on the Securities may be made only in the United States dollars and United States cents.

     Section 11.02 Effect on Successors and Assigns. All agreements of the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.
     Section 11.03 Notices. The Company or the Trustee, by written notice given to the other, may designate additional or different addresses for subsequent notices or communications.
     If the Company mails a notice or communication to the Holders, it will, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.
     If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company will also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.
     Section 11.04 Waiver of Jury Trial and Submission to Jurisdiction
     The Company: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or any Securities, as the case may be, may be instituted in any United States federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
     Section 11.05 Calculations. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under the Securities and this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Securities and the Conversion Rate of the Securities.
     The Company will make these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders. If the Trustee or the Conversion Agent request a schedule detailing any of the Company’s calculations, the Company will provide such a schedule to the Trustee or the Conversion Agent, as the case may be, and each of the Trustee and Conversion Agent will be entitled to rely conclusively upon the accuracy of any calculations contained in such a schedule without independent verification. If any Holder requests a copy of such a schedule from the Trustee, the Trustee will request such a schedule from the Company and, upon receipt of such a schedule, promptly forward a copy of it to such Holder.
     All calculations will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

     Section 11.06 Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
     Section 11.07 Benefits of Indenture Nothing in this Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 11.08 Force Majeure Subject to Section 1.03 of this Supplemental Indenture, the Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

     IN WITNESS WHEREOF, Dendreon Corporation has caused this Supplemental Indenture to be duly executed as a deed the day and year first before written.

DENDREON CORPORATION

By:	/s/ Richard F. Hamm, Jr.

Name:	Richard F. Hamm, Jr.
Title:	Executive Vice President, General Counsel and Secretary of the Company
[Trustee’s Signature Page Follows]

Signature Page to Supplemental Indenture

     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Supplemental Indenture as of the day and year first before written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, Paying Agent, Registrar and Conversion Agent

By:	/s/ Raymond Torres

Name:	Raymond Torres
Title:	Senior Associate

Signature Page to Supplemental Indenture

EXHIBIT A
FORM OF SECURITY
[FORM OF FACE OF SECURITY]
     [For Global Securities, include the Global Securities Legend (as defined in the Indenture).]

No.:	[ ]
CUSIP:	24823Q AC1
ISIN:	US24823Q AC15
Principal Amount $[               ]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto]1
Dendreon Corporation
2.875% Convertible Senior Notes due 2016
     Dendreon Corporation, a Delaware corporation, promises to pay to [               ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[               ] on January 15, 2016 (the “Maturity Date”).

Interest Payment Dates:	January 15 and July 15.

Regular Record Dates:	January 1 and July 1.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.

DENDREON CORPORATION

By:

Name:	Richard F. Hamm, Jr.
Title:	Executive Vice President, General Counsel and Secretary of the Company
Dated:
[Trustee’s Certificate of Authentication Follows]

Signature Page to 2.875% Convertible Senior Security due 2016

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Supplemental Indenture.

By:

Title:	Authorized Signatory
Dated:

Signature Page to 2.875% Convertible Senior Security due 2016

[FORM OF REVERSE OF SECURITY]
DENDREON CORPORATION
2.875% Convertible Senior Notes due 2016
     This Security is one of a duly authorized issue of Securities of Dendreon Corporation (the “Company”), designated as its 2.875% Convertible Senior Notes due 2016 (the “Securities”), all issued or to be issued under and pursuant to an indenture dated as of March 16, 2007 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of January 20, 2011 (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), and reference is made herby to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and will be, authenticated and delivered.
     As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to repurchase this Security, or any portion of this Security such that the principal amount of this Security that is not repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.
     This Security is not subject to redemption at the option of the Company and does not benefit from a sinking fund.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security has the right, at its option, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $2,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash, a number of shares of Common Stock, or a combination of cash and shares of Common Stock, in each case, determined in accordance with Article 10 of the Supplemental Indenture.
     As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of then Outstanding Securities, on behalf of the Holders of all

Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and their consequences. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights under the Indenture of any Holder of Outstanding Securities. Any such amendment, consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such amendment, consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, in case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and the interest on, all Securities may be declared due and payable by either the Trustee or Holders of at least 25% in aggregate principal amount of then Outstanding Securities, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. In the case of certain insolvency events relating to the Company or any Significant Subsidiary of the Company, the principal of, and interest on, all Securities will immediately become due and payable.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full.

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Uniform Gifts to Minors Act — Minor

TEN ENT — as tenants by the entireties	Custodian — Cust

JT TEN — as joint tenants with right of
Survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Dendreon Corporation
3005 First Avenue
Seattle, WA 98121
Attn: General Counsel

[Include for Global Security]
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial principal amount of Global Security:

	Amount of Increase	Amount of	principal amount
	in principal	Decrease in	of Global Security	Notation by
	amount of Global	principal amount	after Increase or	Registrar or
Date	Security	of Global Security	Decrease	Security Custodian

ATTACHMENT 1
[FORM OF CONVERSION NOTICE]
DENDREON CORPORATION
2.875% CONVERTIBLE SENIOR NOTES DUE 2016
Bank of New York / Mellon Corporation
Corporate Trust Operations
Reorganization Unit
480 Washington Boulevard — 27th Floor
Jersey City, N.J. 07310
The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $2,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, a number of shares of Common Stock, or a combination of cash and shares of Common Stock, as the case may be, in each case, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and/or any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.
Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.
Principal amount to be converted:

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:

Authorized Signatory

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ATTACHMENT 2
[FORM FUNDAMENTAL CHANGE REPURCHASE NOTICE]
DENDREON CORPORATION
2.875% CONVERTIBLE SENIOR NOTES DUE 2016
The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, 5th Floor
Los Angeles, CA 90017
Attention: Corporate Unit; Dendreon Corporation
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Dendreon Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be repurchased has a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
If this Security is a Definitive Security, the certificate number of the Security to be repurchased is:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000
     NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3
[FORM CERTIFICATE OF TRANSFER AND ASSIGNMENT]
DENDREON CORPORATION
2.875% CONVERTIBLE SENIOR NOTES DUE 2016
For value received                      hereby sell(s), assign(s) and transfer(s) unto:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoints                      agent to transfer this Security on the books of the Company, with full power of substation in the premises.

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:

Authorized Signatory

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